SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KITE REALTY GROUP TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	11-3715772 (I.R.S. Employer Identification No.)
30 S. Meridian Street, Suite 1100 Indianapolis, IN (Address of Principal Executive Offices)	46204 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.250% Series A Cumulative Redeemable Perpetual Preferred Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-155729

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered.

A description of the preferred shares to be registered hereunder is contained in the section entitled “Description of Our Series A Preferred Shares” in the Registrant’s prospectus supplement dated November 30, 2010, as filed with the U.S. Securities and Exchange Commission on December 2, 2010 under Rule 424(b)(5) and under “Description of Preferred Shares” in the accompanying prospectus, which descriptions are incorporated herein by reference.

Item 2.                      Exhibits.

Exhibit No.	Description
3.1
Articles of Amendment and Restatement of Declaration of Trust of Kite Realty Group Trust (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on August 20, 2004)

3.2*	Articles Supplementary designating Kite Realty Group Trust’s 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share
3.3	Amended and Restated Bylaws of Kite Realty Group Trust (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on August 20, 2004)
4.1*	Form of share certificate evidencing the 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share

____________________

*           Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

KITE REALTY GROUP TRUST
December 7, 2010	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
3.1
Articles of Amendment and Restatement of Declaration of Trust of Kite Realty Group Trust (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on August 20, 2004)

3.2*	Articles Supplementary designating Kite Realty Group Trust’s 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share
3.3	Amended and Restated Bylaws of Kite Realty Group Trust (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on August 20, 2004)
4.1*	Form of share certificate evidencing the 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share

______________

*           Filed herewith.